Exhibit 99.1

Microbot Medical® Aligns with Recently Adopted Policy of the Largest U.S.-Based Medical Association to Expand Protection for Healthcare Professionals from Ionizing Radiation

LIBERTY® Endovascular Robotic System’s Capability to Reduce Radiation Exposure Appeals to Hospitals and Healthcare Providers

HINGHAM, Mass., March 4, 2026 -- Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY® Endovascular Robotic System, commends the American Medical Association’s (AMA) expanding efforts to protect health care professionals from ionizing radiation. In late 2025, the AMA adopted a new policy to strengthen protections for health care professionals and trainees who may face occupational radiation exposure. The policy emphasizes the importance of continued research into the health effects of cumulative exposure to ionizing radiation, the effectiveness of Personal Protection Equipment (PPE), and education and training to minimize occupational risk to physicians and to their patients.

Microbot believes that this guidance underscores the growing need for solutions that enhance safety in interventional procedures, creating meaningful opportunities for technologies like LIBERTY. The LIBERTY System is remotely operated, enabling physicians and staff to perform procedures away from the radiation source. In the ACCESS-PVI Study, using LIBERTY demonstrated a 92% relative reduction in radiation exposure.

Prolonged exposure to radiation often has long-term effects that can lead to a host of health issues, including cancer, cardiovascular disease, reproductive health effects, and cataracts. This risk has also been cited as contributing to the staffing shortage in the endovascular space, and especially in interventional radiology, which currently ranks number two among specialties with highest physician shortages. It disproportionately affects women, who often cite radiation exposure and the physical demands of wearing lead aprons as barriers to entering or advancing in the field. The LIBERTY System’s wireless operated capabilities allow healthcare providers to position themselves away from the radiation source and operate in a seated position, reducing reliance on heavy PPE, thereby lessening musculoskeletal strain.

“Prolonged exposure to radiation and staffing shortages are rising concerns among healthcare professionals in the endovascular space,” commented Harel Gadot, CEO, President and Chairman. “We believe that these challenges strain an already overburdened health care system, impacting patient care, and widening the skills gap required to address the medical concerns. We also believe that LIBERTY can play a major role in addressing these challenges and supporting better care for both providers and their patients.”

LIBERTY is the only FDA cleared, single-use, remotely operated robotic system for peripheral endovascular procedures, and it is designed for precise vascular navigation while aiming to reduce radiation exposure and physical strain. The Company commenced the Limited Market Release (LMR) of the LIBERTY system in late 2025 and plans for a Full Market Release (FMR) at the Society of Interventional Radiology (SIR) conference in April 2026, allowing the Company to showcase LIBERTY with the goal to deepen market adoption.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the world’s first FDA cleared single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future adoption of products, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

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